                                  EXHIBIT 99.1





                              555 TECHNOLOGY SQUARE


                                  DRAPER LEASE

                                FOURTH AMENDMENT

                                       AND

                              RESTATEMENT OF LEASE

         AGREEMENT made and entered into as of this first day of July, 1981, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, hereinafter called "Landlord," successor to GERALD W. BLAKELEY, JR., FERDINAND COLLOREDO-MANSFELD, and JOHN M. HINES, as Trustees of CC&F Cambridge Trust under Declaration of Trust dated August 15, 1974, and THE CHARLES STARK DRAPER LABORATORY, INC., a Massachusetts corporation, hereinafter call "Tenant."

         WHEREAS, Landlord's predecessor and Tenant entered into a lease (the "Lease") dated August 16, 1974 of premises in Cambridge, Middlesex County, Massachusetts, a First Amendment of the Lease dated as of March 11, 1975, a Second Amendment and Restatement of Lease dated December 17, 1975 and a Third Amendment of Lease dated February 2, 1977; and

         WHEREAS, Landlord and Tenant desire further to amend the Lease and to consolidate the amendments and Lease into a restatement of the Lease in its entirety;

         NOW THEREFORE, Landlord and Tenant agree that the Lease is amended in its entirety, effective as of the date set forth above, to read as follows

         In consideration of the mutual promises and covenants of the parties herein set forth, the parties do hereby agree as follows:

                                    ARTICLE I

                                 REFERENCE DATA

         1.1      SUBJECTS REFERRED TO

         Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article:

         LANDLORD'S ADDRESS:     Northeastern Real Estate
                                 Investment office
                                 Prudential Center - Fortieth Floor
                                 Boston, Massachusetts 02199

         TENANT'S ADDRESS:       555 Technology Square
                                 Cambridge, Massachusetts 02139

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         TECHNOLOGY SQUARE: The land in Cambridge, Massachusetts bounded by Main and Portland Streets, Broadway and the Boston & Albany Railroad right of way.

         LOT: A parcel of land in Cambridge, Massachusetts described in Exhibit A.

         BUILDINGS: The office-laboratory building (the "Main Building) the parking garage (the "Garage") and the separate facility in the Garage (the "Environmental Test Laboratory"), all located on the Lot.

         PREMISES: The Lot and the Buildings.

         PERMITTED USES: General office, laboratory, scientific research, technological development and educational activities and uses normally incident to all of the foregoing uses. Any activities in which The Charles Stark Draper Laboratory, Inc. is currently involved as of the date of this Lease so long as any such activity will not result in a violation of any law or ordinance when carried on within the Premises. Any other lawful use first approved by Landlord, which approval is not to be unreasonably withheld or delayed, provided, however, Landlord shall not be deemed unreasonable in withholding approvals for uses which are inconsistent with and materially detrimental to the uses being made of the remaining portion of Technology Square.

         INITIAL TERM:  25 years

         COMMENCEMENT DATE:  October 20, 1976

         ANNUAL FIXED RENT: The Annual Fixed Rent commencing as of the date of this Fourth Amendment and Restatement of Lease shall be $2,922,925.

         PUBLIC LIABILITY INSURANCE:

              BODILY INJURY:           $1,000,000
              PROPERTY DAMAGE:           $100,000

1.2      EXHIBITS.  There are incorporated as part of this Lease

              EXHIBIT A - Description of Lot
              EXHIBIT B - Cross Easements
              EXHIBIT C - Tenant Leasehold Improvements

1.3      TABLE OF ARTICLES AND SECTIONS

ARTICLE I - REFERENCE DATA

                                                                                                          PAGE

1.1      Subjects Referred To........................................................................       1
1.2      Exhibits....................................................................................       2
1.3      Table of Articles and Sections..............................................................       2

ARTICLE II - PREMISES, TERM AND RENT

2.1      The Premises................................................................................       5
2.2      Tenant's Appurtenant Rights.................................................................       5
2.3      Landlord's Reservations.....................................................................       6
2.4      Habendum....................................................................................       6
2.5      Fixed Rent Payments.........................................................................       6
2.6      Real Estate Taxes...........................................................................       6
2.7      Payments of Additional Rent; No Right to Offset.............................................      10
2.8      Extension Options...........................................................................      10
2.9      Purchase Options............................................................................      13
2.10     Right of First Refusal......................................................................      19
2.11     Purchase Rights Following Casualty and Eminent Domain.......................................      25
2.12     Use of the Roof.............................................................................      26

ARTICLE III - CONSTRUCTION, ALTERATIONS AND ADDITIONS

3.1      Tenant's Alterations and Additions..........................................................      29
3.2      Construction Work...........................................................................      32

ARTICLE IV - LANDLORD'S COVENANTS

4.1      Landlord's Covenants Re Buildings' Defects..................................................      32
4.2      Quiet Enjoyment.............................................................................      33

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
4.3      Tenant's Security Requirements..............................................................      33
4.4      Casualty Insurance..........................................................................      33

ARTICLE V - TENANT'S COVENANTS

5.1      Payments....................................................................................      35
5.2      Repair and Yield Up.........................................................................      35
5.3      Use.........................................................................................      36
5.4      Obstructions; items Visible From Exterior; Rules and Regulations............................      37
5.5      Safety Appliances; Licenses.................................................................      38
5.6      Assignment; Sublease........................................................................      38
5.7      Indemnity; Liability Insurance..............................................................      40
5.8      Personal Property at Tenant's Risk..........................................................      41
5.9      Right of Entry..............................................................................      42
5.10     Floor Load..................................................................................      43
5.11     Personal Property Taxes.....................................................................      42
5.12     Costs of Enforcement by Landlord............................................................      42

ARTICLE VI - CASUALTY AND TAKING

6.1      Casualty....................................................................................      42
6.2      Taking......................................................................................      45
6.3      Rent Adjustment.............................................................................      46
6.4      Eminent Domain Damages Reserved.............................................................      47
6.5      Temporary Taking............................................................................      48

ARTICLE VII - DEFAULT

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
7.1      Events of Default...........................................................................      49
7.2      Damages.....................................................................................      50

ARTICLE VIII - MISCELLANEOUS

8.1      Net Rentable Area defined...................................................................      52
8.2      Notices of Lease; Consents or Approvals; Notices; Bind and Inure............................      53
8.3      Landlord's or Tenant's Failure to Enforce...................................................      54
8.4      Acceptance of Partial Payments of Rent; Delivery of Keys....................................      55
8.5      Cumulative Remedies.........................................................................      55
8.6      Partial Invalidity..........................................................................      56
8.7      Self-Help:  Landlord........................................................................      56
8.8      Self-Help:  Tenant..........................................................................      57
8.9      Estoppel Certificates.......................................................................      58
8.10     Waiver of Subrogation.......................................................................      59
8.11     All Agreements Contained....................................................................      60
8.12     Brokerage...................................................................................      60
8.13     Acts of God.................................................................................      60
8.14     Definitions.................................................................................      60

ARTICLE IX - RIGHTS OF MORTGAGEE

9.1      Lease Superior..............................................................................      61
9.2      Advance Payments of Rent....................................................................      62
9.3      Rights of Holder of Mortgage to Notice of Defaults by Landlord and to
         Cure Same...................................................................................      62

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                                   ARTICLE II
                             PREMISES, TERM AND RENT

         2.1 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises.

         2.2 Tenant shall have appurtenant rights to use, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice: (a) that portion of the visitors' parking area (not to be used for more than ten
(10) of Tenant's officers or employees) located on Parcel 2 described in Exhibit B or in Technology Square (without implied obligation on Landlord's part to supervise parking in such spaces), (b) common walkways, sidewalks and driveways necessary for access to the Premises, as from time to time maintained in Technology Square and (c) other easements, to the extent set forth in Exhibit B, on other parts of Technology Square.

         2.3 Landlord reserves the right from time to time, without unreasonable interference with Tenant's use of the Premises to alter or relocate any facility used in common with other occupants of Technology Square provided service is maintained at least equal to that originally provided herein, and that substitutions are substantially equivalent or better in quality of construction.

         2.4 Tenant shall have and hold the Premises for a period commencing on the Commencement Date and continuing for the Term unless sooner terminated as provided in this Lease.

         2.5 Tenant shall pay, without notice or demand, monthly installments of 1/12 of the Annual Fixed Rent (sometimes hereinafter referred to as "fixed rent") in advance for each full

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calendar month of the Term and of the corresponding fraction of said 1/12 for any fraction of a calendar month at the beginning or end of the Term.

         2.6 During the Term Tenant shall pay directly to the taxing authority the real estate taxes assessed on the Premises as additional rent. The term "real estate taxes" shall mean all taxes and special assessments of every kind and nature assessed by any governmental authority on the Premises which are assessed because of or in connection with the ownership, leasing and operation of the Premises except that there shall be excluded from such taxes all income taxes, excess profit taxes, excise taxes, franchise taxes, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Premises, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges to the extent so measured or based, shall be deemed to be included within the term "real estate tax" but only to the extent that the same would be payable if the Premises was the only property of Landlord. Real estate taxes relating to any period prior to the Commencement Date or following the Term whether assessed before or during the Term shall be prorated between Landlord and Tenant on the basis of the period of the Term included within the period for which such assessment relates. If by law, a real estate tax or any part thereof may be payable in installments (whether or not interest shall accrue on the unpaid balance thereof) over a period

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of time, Tenant shall have the right to request the public authority to permit such installment payments over the longest period of time allowed by law and thereafter Tenant shall be obligated to pay only such instal1ments which become due during the Term.

         Included in Tenant's obligations in this Section 2.6 shall be the obligation to pay any periodic real estate tax escrow payment of which Tenant has been given notice as and when required by an Institutional Mortgagee (as such term is defined in Section 8.14). In the event that Landlord restructures the existing mortgage financing on the Premises, Landlord shall use reasonable and good faith efforts to eliminate the necessity to make such real estate tax escrow payments to any future Institutional Mortgagee.

         Landlord shall promptly forward to Tenant, all bills and demands for real estate taxes and all notices requiring tax escrow payments which Tenant is required to pay. Tenant shall, except as otherwise herein provided, pay all real estate taxes which it is obligated to pay under this Lease before the end of twenty (20) days after receipt of any bill therefor, or before the expiration of such time as payment may be made without incurring interest or penalty, whichever date is later. Tenant shall promptly thereafter furnish Landlord with receipted bills evidencing payment of such real estate tax. Tenant shall make all tax escrow payments which Tenant is required to pay pursuant to the preceding paragraph, before the expiration of such time as the payment may be made without causing a default under the provisions of the applicable mortgage.

         The Tenant shall have the right to contest at its expense, any real estate taxes by appropriate proceedings diligently conducted in good faith; but to the extent that they are a lien on the Premises, only after paying such taxes, filing a surety bond to remove such lien or

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paying or placing in an escrow arrangement reasonably satisfactory to Landlord and any Institutional Mortgagee the full amount of such real estate taxes, together with all reasonably foreseeable interest and penalties that may become a charge on the Premises in such proceedings and Landlord shall, in such event, be held harmless and indemnified by Tenant from any loss or damage to Landlord's title in the Premises resulting from the nonpayment of such real estate taxes. Upon final conclusion of all such proceedings, Tenant shall pay whatever may be due and at that time the escrow funds together with any interest thereon shall simultaneously be released to Tenant. Any refund or other payment received by Tenant or payable to others as a result of such abatement or other appropriate proceeding conducted by Tenant shall be the property of Tenant. Tenant may at its own expense at any time, endeavor to obtain a lowering of the assessed valuation upon the Premises, for the purposes of reducing taxes, and Landlord shall cooperate in effecting such reduction. Landlord shall not be required to join in proceedings referred to in this Section unless Landlord is a necessary party to such proceedings and Tenant requests such joinder and Landlord shall in such event be held harmless and indemnified by Tenant from any costs and expenses incidental to such participation by Landlord.

         2.7 Except as otherwise specifically provided herein, any sum, amount, item or charge designated or considered as additional rent in this Lease shall be paid by Tenant to Landlord on the first day of the month following the date on which Landlord notifies, Tenant of the amount payable, or on the tenth day after giving of such notice, whichever shall be later. Any such notice shall specify in reasonable detail the basis of such additional rent. Fixed rent and additional rent shall be paid by Tenant to Landlord without offset, abatement or deduction, except as otherwise specifically provided in this Lease.

         2.8 Tenant shall have the following options to extend the Term of this Lease provided in each case that Tenant is not in default under clauses (a) or
(c) of Section 7.1:

                  2.8.1 if this Lease is then in effect, an option to extend the Term from 25 to 35 years, upon all the terms, conditions and provisions of this Lease except as hereinafter provided, to be exercisable by notice from Tenant to Landlord given not later than the end of the 23rd year of the Term.

         If Tenant exercises such option, the Annual Fixed Rent shall be the lesser of (a) the then fair rental value of the Premises or (b) the sum of (A) $2,154,846 plus (B) the product of (i) $768,079 and (ii) the Consumers Price Index (United States All Services) for the 270th month of the Term divided by such Consumers Price Index for the month of October, 1976, but in no event shall the fixed rent as determined under this clause (b) exceed $3,691,004;

                  2.8.2 if Tenant has exercised its option under subsection 2.8.1, and if this Lease is then in effect an option to extend the Term from 35 to 55 years, upon all the terms, conditions and provisions of this Lease except as hereafter provided, to be exercisable by notice from Tenant to Landlord given not later than the end of the 33rd year of the Term.

         If Tenant exercises such option, the Annual Fixed Rent shall be the lesser of (a) the then fair rental value of the Premises or (b) the sum of (A) the fixed rent determined under subsection 2.8.1 minus $768,079 plus (B) the product of (i) $768,079 and (ii) the Consumers Price Index (United States All Services ) for the 390th month of the Term divided by such Consumers Price Index for the first month of the extension of the Term pursuant to subsection

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2.8.1, but in no event shall the fixed rent as determined under this clause (b)
exceed $4,459,083;

                  2.8.3 if Tenant has exercised its option under subsection 2.8.2, and if this Lease is then in effect an option to extend the Term from 55 to 75 years, upon all the terms, conditions and provisions of this Lease except as hereinafter provided, to be exercisable by notice from Tenant to Landlord given not later than the end of the 53rd year of the Term.

         If Tenant exercises such option, the Annual Fixed Rent shall be the lesser of (a) the then fair rental value of the Premises or (b) the sum of (A) the fixed rent determined under subsection 2.8.2 minus $768,079 plus (b) the product of (i) $768,079 and (ii) the Consumers Price Index (United States All Services) for the 630th month of the Term divided by such Consumers Price Index for the first month of the extension of the Term pursuant to subsection 2.8.2, but in no event shall the fixed rent as determined under this clause (b) exceed $5,227,162.

                  2.8.4 The Consumers Price Index (United States All Services) referred to above is the Index number in the column for "All Services" in the table entitled Consumers Price Index-United States Average prepared by the Bureau of Labor Statistics of the United States Department of Labor. In the event such Index is not in existence when any of the foregoing determinations are to be made, or the basis for calculating such Index shall have been changed, the parties shall use such equivalent Index as is published by the United States Bureau of Labor Statistics or by any successor governmental agency or if none is published by such agency, then such equivalent Index as may then be published by a non-governmental agency.

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         If the then "fair rental value" as used in this Section 2.8 shall not be agreed upon by Landlord and Tenant, then such "fair rental value" shall be determined by three appraisers, one selected by Landlord, one by Tenant and the third by the two appraisers so selected, all of whom shall have had at least ten
(10) years experience in appraising commercial real estate in the Greater Boston area. In determining such fair rental value, the appraisers shall disregard the value of any leasehold improvements made by or at the expense of Tenant. The cost of such appraisal shall be borne equally by Landlord and Tenant.

         2.9 Landlord hereby grants to Tenant the following options to purchase the Premises, including all easements appurtenant thereto (hereinafter in Sections 2.9, 2.10 and 2.11 collectively the "Property") provided, in each case, that this Lease shall be in effect at the time of the exercise by Tenant of its rights hereunder and Tenant is not then in default under clauses (a) or (c) of
Section 7.1:

                  A. the option to purchase the entire Property exercisable by notice of intention to purchase hereinafter described, given within the last month of any fifth year of the Term, if the real estate taxes as defined in
Section 2.6 exceed, after the conclusion of any contest or abatement proceedings with respect thereto, the amount of $964,747 for two successive years during the five year period immediately preceding the time when such option may be exercised. The Purchase Price shall be 120% of the fair market value of the Property, treated as encumbered by this Lease and any Institutional Mortgage held by an Institutional Mortgagee which by its terms cannot then be prepaid and without regard to the value of any leasehold improvements made, by or at the expense of Tenant, as determined by three appraisers, one selected by Landlord, one by Tenant, and the third by the two appraisers so selected, all of whom shall have had at least ten years experience in appraising commercial real estate in the greater Boston area. The reasonable cost of such appraisal shall be borne by Tenant. In no event, however, shall the purchase price be less than $32,160,000; and

                  B. the option to purchase the entire Property exercisable by notice of intention to purchase hereinafter described, given within the last month of: (i) the thirty-fifth year of the Term provided that Tenant shall have exercised its option to extend the Term set forth in subsection 2.8.2; (ii) the fifty-fifth year of the Term provided that Tenant shall have exercised its option to extend the Term set forth in subsection 2.8.3; and (iii) the seventy-third year of the Term. The purchase price shall be ninety percent (90%) of the fair market value of the Property, treated as encumbered by this Lease and without regard to the value of any leasehold improvements made by or at the expense of Tenant after the Commencement Date, as determined by three appraisers, one selected by Landlord, one by Tenant and the third by the two appraisers so selected, all of whom shall have had at least, ten years experience in appraising commercial real estate in the greater Boston area. The cost of such appraisal shall be borne equally by Landlord and Tenant unless Tenant withdraws its notice of intention to purchase, in which case Tenant shall pay the entire cost of the appraisal.

         At the time any of such options is exercisable, Tenant shall notify Landlord of Tenant's intention to purchase the Property, but without any obligation to do so except as hereinafter provided, together with notification to Landlord of the appraiser selected by Tenant. Within 60 days after the determination of fair market value of the Property by the appraisers as provided above, Tenant shall confirm to Landlord or withdraw its notice of intention to purchase. The failure by Tenant to either confirm or withdraw within such 60 day period shall be deemed to be a withdrawal. The closing of the purchase (hereinafter the "Closing Date") shall occur on the sixtieth day after notice by Tenant to Landlord of Tenant's confirmed decision to purchase or on the next succeeding business day if such sixtieth day shall occur on a nonbusiness day.

         If Tenant exercises any option to purchase, the purchase price shall be paid by a check or checks drawn by a Boston bank or banks on the Federal Reserve Bank of Boston or in such other manner as will make the consideration available in Boston to Landlord for investment on the Closing Date and the Property in its then physical condition shall be simultaneously conveyed at noon on the Closing Date by a good and sufficient quitclaim deed running to Tenant or such nominee as shall have been designated by at least 30 days' notice to Landlord, delivered at the Middlesex Registry of Deeds or such other office where such deed is to be recorded or filed in order to charge third parties with notice thereof, conveying a good and clear record and marketable title thereto subject only to, and with the benefit of, the following matters affecting the Property on the Closing Date:

         1. Rights and easements now or hereafter affecting the Property as described in Exhibit B.

         2. Easements and agreements hereafter affecting the Property, so far as in force and applicable on the Closing Date, voluntarily created by Landlord at any time with Tenant's approval.

         3. Utility easements hereafter affecting the Property and serving the Lot or the remaining part of Technology Square, so far as in force and applicable on the Closing Date, voluntarily created by Landlord without Tenant's approval if and to the extent the same (a) do not adversely affect the operation of the Main Building as an office/laboratory facility, the

Environmental Test Laboratory as a laboratory facility, or the Garage as a garage building and (b) can be relocated at the election and expense of the owner of the Property.

         4. Real estate taxes assessed or to be assessed upon the Property, for the fiscal period in which the conveyance is made.

         5. Balances, if any, remaining due and unpaid on account of betterment assessments on the Property.

         6. In the case of a purchase by Tenant pursuant to clause A of the first paragraph of this Section 2.9, any Institutional Mortgage held by an Institutional Mortgagee on the Property which by its terms cannot then be prepaid.

         7. In the case of a purchase by Tenant pursuant to Section 2.10.1, any mortgage referred to in Landlord's notice of intention to sell the Property.

         8. Any mortgage on the Property which Tenant desires to have remain thereon after the Closing Date and which is not required to be discharged by virtue of Tenant's purchase of the Property.

         9. This Lease.

         10. Laws and regulations of any governmental authority.

         11. Any changes in the Property which may have occurred as a result of, and any easements or restrictions imposed by, takings by eminent domain.

         12. Such state of facts that an accurate survey would show.

         Closing adjustments of the usual and customary items shall be made between the parties taking into account the provisions of this Lease and the respective obligations of the parties with respect to the payment of such items. In addition there shall be a credit to Tenant, as purchaser, for the amount secured by any mortgage on the Property to which the deed is subject or, in the case of a purchase by Tenant pursuant to clause A of the first paragraph of this Section 2.9, a credit to Landlord, as seller, for any prepayment penalties required to be paid in order to discharge an Institutional Mortgage held by an Institutional Mortgagee on the Property at the Closing Date.

         In the event the Property is subject to a mortgage immediately prior to the purchase of the Property by Tenant and such mortgage is not to remain outstanding after the purchase, there shall be paid directly by official bank or certified check to the holder of such mortgage, for the purpose of discharging the same, such portion of the purchase price as is necessary to pay all amounts (including without limitation any prepayment penalties) secured by such mortgage, and the remaining balance of the purchase price shall be paid to Landlord. The preceding sentence shall not require Tenant to pay a purchase price for the Property in excess of the amount elsewhere established in this Lease.

         Notwithstanding the foregoing provisions of this Section 2.9 or the provisions of Sections 2.10 or 2.11, if the Rule Against Perpetuities or any other rule of law limits the time within which Tenant's rights under those Sections may be exercised, then no option to purchase granted to Tenant hereunder or under the provisions of Sections 2.10 or 2.11 may be exercised later than the expiration of twenty years after the death of the last survivor of the following persons: Michael R. O'Connor and Catherine A. O'Connor, children of Joseph F. O'Connor and Patricia R. O'Connor, 17 Ardsmore Road, Melrose, Massachusetts; Craig Driscoll and Kelley Driscoll, children of David C. Driscoll and Sheila M. Driscoll, 143 Arlington Street, Winchester, Massachusetts; Edwin H. Porter III, Timothy Porter, Mary

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Porter, Patrick Porter, Christopher Porter, Phyllis Porter, William Porter and
Benjamin Porter, children of Edwin H. Porter, Jr. and Sue E. Porter, 19 Mayflower Road, Winchester, Massachusetts; and Stephen S. Abbott, Cathryn C. Abbott and David H. Abbott, children of William S. Abbott and Susan S. Abbott, Herring Way, Plymouth, Massachusetts.

         The rights and options of Tenant set forth in this Section 2.9 are not severable from the leasehold estate created by this Lease and may not be assigned to any party unless this Lease is simultaneously assigned to such party.

         In the event Tenant exercises any right to purchase the property pursuant to (a) the option set forth in clause A of the first paragraph of this
Section 2.9 or (b) the option set forth in clause B of the first paragraph of this Section 2.9, and thereafter defaults in its obligations to Landlord and fails to complete the purchase of the Property after having exercised its right to do so, Landlord may sell the Property to any third party at any time thereafter on such terms and conditions as Landlord may choose, free and clear of all rights of Tenant under the option set forth in clause A of the first paragraph of this Section 2.9 in the case of (a), or free and clear of all rights of Tenant under the options set forth in clause B of the first paragraph of this Section 2.9 in the case of (b). Landlord shall not assert any claims against Tenant on account of such default or failure and such default shall not constitute a default under this Lease except as specifically provided in this
Section 2.9.

         2.10 Landlord hereby grants to Tenant the following options to purchase the Property provided, in each case, that this Lease shall be in effect at the time of the exercise by Tenant of its rights hereunder and Tenant is not then in default under clauses (a) or (c) of Section 7.1:

                  2.10.1 In the event Landlord shall decide to offer the Property for sale, Landlord shall first give notice to Tenant of its intention to sell the Property and Tenant shall have the right, for a period of 30 days after Landlord's notice of intention to sell, to notify Landlord of Tenant's interest in purchasing the Property. If Tenant so notifies Landlord and the parties agree on a purchase price, which shall in no event be for an amount less than the amount (including without limitation any prepayment penalties) secured by an Institutional Mortgage or Mortgages on the Property held by an Institutional Mortgagee at the time of such purchase, the Property shall be sold by Landlord to Tenant at that price. If a selling price is not agreed upon within such 30 day period, the fair market value of the Property, treated as encumbered by this Lease and without regard to the value of any leasehold improvements made by or at the expense of Tenant, shall be determined by three appraisers, one selected by Landlord, one by Tenant, and the third by the two appraisers so selected, all of whom shall have had at least ten years experience in appraising commercial real estate in the greater Boston area. The cost of such appraisal shall be borne equally by Landlord and Tenant unless Landlord withdraws its notice of intention to sell, in which case the entire cost of the appraisal shall be borne by Landlord. Tenant shall have the option to purchase the Property at its fair market value, as so determined, exercisable by notice to Landlord given within 40 days after such determination of fair market value, unless within 10 days of such determination Landlord shall have withdrawn its notice of intention to sell in which case Tenant shall not have the option to purchase the Property and Landlord shall not sell the Property to a third party without first complying with the above procedures and providing Tenant the opportunity of purchasing the Property.

         If at the time Landlord gives notice to Tenant of its intention to sell the Property, the Property is subject to an institutional Mortgage held by an Institutional Mortgagee which by its terms is transferable without acceleration or penalty and which either (a) by its terms cannot be prepaid or (b) contains a prepayment penalty, and Landlord intends to sell the Property subject to such mortgage, then such notice shall indicate such intention and include copies of all relevant mortgage documents and a statement as to the current status of the mortgage, includ ing without limitation, (i) the then outstanding balance of principal, (ii) current interest rate, (iii) current payment schedule, and (iv) date of most recent payment. At the request of Tenant, Landlord shall use its best efforts to obtain from the holder of the mortgage, prior to the time the Property is submitted to appraisers for a determination of fair market value, a right to prepay such mortgage at the lowest possible fixed sum penalty. In the event the Property is to be offered subject to such mortgage and is submitted to appraisers for a determination of fair market value, the appraisers shall be instructed to consider the effect of such mortgage on the value of the Property. In the event the purchase price of the Property, as determined above in this subsection 2.10.1, is less than the amount (including without limitation any prepayment penalties) secured by any Institutional Mortgage or Mortgages on the Property held by an Institutional Mortgagee, then Landlord shall be deemed to have exercised its right to withdraw its notice of intention to sell the Property as provided in this subsection 2.10.1.

         If Tenant exercises its right to purchase the Property, the provisions of Section 2.9 (dealing with the form of the purchase price, the place of delivery thereof, the form of the deed, the matters to which the deed is subject and the closing adjustments) shall apply to the sale, and the purchase shall occur (hereinafter the "Closing Date") on the 60th day after

Tenant's exercise of its right to purchase, or on the next succeeding business day if such 60th day shall occur on a nonbusiness day. If Tenant does not exercise its right to purchase the Property, Landlord shall have the right to sell the Property to any third party for a period of one year from the last date on which Tenant could have exercised its right to purchase the Property, free and clear of any rights of Tenant under this Section 2.10, but subject to all other provisions of this Lease.

         2.10.2 Except in accordance with the provisions of subsection 2.10.1, Landlord shall not sell the Property to a third party unless (a) Landlord has received a bona fide written offer to purchase the Property, (b) Landlord has given Tenant a copy of the offer together with (i) indication that Landlord is willing to accept the offer and (ii) an offer by Landlord to Tenant to sell the Property on the same terms and conditions set forth in the offer, and (c) Tenant shall not have agreed to purchase the Property in accordance with the offer within 60 days after Tenant's receipt of the notice and offer.

         In the event Tenant agrees to purchase the Property, Tenant shall comply with all the terms and conditions of the offer, except that in no event shall Tenant be required to pay the consideration or complete the purchase in less than 120 days from the date of Landlord's notice and offer.

         In the event Tenant shall not have agreed to purchase the Property within the time specified above, Landlord shall have the right to sell the Property to any third party in accordance with the terms and conditions set forth in the offer, and free and clear of any rights of Tenant under this
Section 2.10, but, shall not be free to sell the Property on terms and conditions different from those set forth therein without first complying with the provisions of this subsection 2.10.2.

                  2.10.3 The foregoing rights of Tenant set forth in this
Section 2.10 shall apply to (a) any transfers and sales of portions of the Property and (b) any transfers and sales of the controlling interest in Landlord but shall be inapplicable to transfers and sales which, because made to Affiliates of Landlord, because limited to a portion of such interest, or for any other reason, do not affect the power to control Landlord and shall be inapplicable to the placing of any bona fide mortgage on such interest, to the foreclosure thereof and to the delivery of a deed or any other transfer in lieu of such foreclosure.

                  2.10.4 The rights of Tenant set forth in this Section 2.10 shall be inapplicable to transfers and sales between Landlord and Affiliates of Landlord and shall also be inapplicable to the placing of an Institutional Mortgage on the Property, the foreclosure thereof by an Institutional Mortgagee and the delivery of a deed in lieu of foreclosure to anyone other than an Affiliate of Landlord; and upon the foreclosure of any such mortgage on the Property or the delivery of a deed in lieu of such foreclosure, all rights and options of Tenant set forth in this Section 2.10 shall terminate.

                  2.10.5 The rights and options of Tenant set forth in this
Section 2.10 are not severable from the leasehold estate created by this Lease and may not be assigned to any party unless this Lease is simultaneously assigned to such party.

                  2.10.6 In the event Tenant exercises any right to purchase the Property pursuant to the options set forth in this Section 2.10 and thereafter defaults in its obligations to Landlord and fails to purchase the Property, Landlord may sell the Property to any third party at any time thereafter on such terms and conditions as Landlord may choose, free and clear of all rights of Tenant under this Section 2.10, but without waiving any claims against Tenant on account of such default or failure. Landlord shall not, however, seek specific performance of Tenant's obligation to purchase the Property and such default shall not constitute a default under this Lease except as specifically provided in this Section 2.10.

         2.11 In the event Landlord elects to terminate this Lease pursuant to the applicable provisions of Section 6.1 or 6.2 then Tenant shall have the right for a period of 30 days after such termination to notify Landlord of Tenant's intention of purchasing the Property or any remaining portion thereof owned by Landlord. If Tenant so notifies Landlord and the parties agree on a purchase price, which shall in no event be for an amount less than the amount (including without limitation any prepayment penalties) secured by an Institutional Mortgage or Mortgages on the Property held by an Institutional Mortgagee at the time of such purchase (after application of any insurance proceeds or eminent domain award), the Property shall be sold by Landlord to Tenant at that price. If a selling price is not agreed upon within such 30 day period, the fair market value of the Property or such remaining portion thereof, treated as unencumbered by this Lease, shall be determined by three appraisers, one selected by Landlord, one by Tenant, and the third by the two appraisers so selected, all of whom shall have had at least ten years experience in appraising commercial real estate in the greater Boston area. The cost of such appraisal shall be borne by Tenant. Tenant shall have the option to purchase the Property or such remaining portion thereof at its fair market value as determined by such appraisal, but in no event for an amount less than the amount (including without limitation any prepayment penalties) secured by an Institutional Mortgage or

Mortgages on the Property held by an Institutional Mortgagee at the time of such purchase (after application of any insurance proceeds or eminent domain award), exercisable by notice to Landlord given within 30 days after such determination by the appraisers. If Tenant exercises its right to purchase the Property or such remaining portion thereof, the provisions of Section 2.9 (dealing with the form of the purchase price, the place of the delivery thereof, the form of the deed, the matters to which the deed is subject and the closing adjustments) shall apply to the sale and the purchase shall occur on the 60th day after Tenant's exercise of its right to purchase, or on the next succeeding business day if such 60th day shall occur on a nonbusiness day.

         2.12 In addition to any other rights which Tenant has pursuant to this Lease, Tenant shall have the following rights with respect to the use of the roof of the Main Building:

                  2.12.1 to install, use and maintain up to five (5) twelve inch diameter dish-type antennae and one whip-type antenna;

                  2.12.2 (i) to construct at Tenant's sole cost and expense a permanent improvement (the "Penthouse Laboratory") architecturally compatible with the existing penthouse, pursuant to architectural plans and specifications either (a) designed by Skidmore, Owings & Merrill, architects, or (b) approved by Landlord, which approval shall not unreasonably be withheld, and not containing more than 3,000 square feet of Net Rentable Area without Landlord's approval, which approval shall not unreasonably be withheld, and thereafter to use the space within the Penthouse Laboratory without any obligation on Tenant's part to pay rent for such space.

                         (ii) alternatively, at Tenant's request Landlord shall
construct the Penthouse Laboratory at its expense and at Tenant's request install equipment and other leasehold improvements in a manner consistent with the standards set forth in Article III and with the specifications contained in Exhibit C of the Second Amendment and Restatement of Lease and upon completion Tenant shall pay Landlord as additional Annual Fixed Rent, at the times and in the manner provided in Section 2.5, an amount equal to $5.71 per square foot of Net Rentable Area in the Penthouse Laboratory less the reasonable value of any such equipment or leasehold improvements which Landlord is not required to install or provide in the Penthouse Laboratory. In the event that Tenant has constructed any portion of the Penthouse Laboratory which Landlord can utilize (e.g., the concrete floor constructed prior to the Commencement Date), Landlord will credit Tenant the reasonable value thereof toward the initial payments due for the Additional Annual Fixed Rent payable under this Section.

                         (iii) In the event that Landlord shall fail to commence
construction of the Penthouse Laboratory within three months after request therefor by Tenant, or following commencement shall cease to use due diligence to complete construction, then Tenant may, but shall not be obligated to, commence or complete, as the case may be, construction of the Penthouse Laboratory subject to the provisions of clause (i) above and in a manner consistent with the scope requirements set forth in clause (ii) above and thereafter to use the space within the Penthouse Laboratory without any obligation to pay rent for such space until Tenant receives from Landlord the cost to Tenant of such construction. Upon such payment to Tenant, Tenant shall thereafter pay as additional Annual Fixed Rent, at the times and in the manner provided in Section 2.5, an amount equal to $5.71 per square foot of Net Rentable Area in the

Penthouse Laboratory adjusted as provided in clause (ii) above. Landlord's failure to commence or complete construction as the case may be or to pay such construction costs to Tenant shall not constitute a default by Landlord under this Lease, and Tenant's sole remedy for such failure shall be to seek a money judgment against Landlord for such construction costs. The obligation of Landlord to pay such costs to Tenant shall be binding upon the successors and assigns of Landlord, except that such obligation shall not be binding upon the holder of an Institutional Mortgage on the Lot or Buildings or both or upon any successor or assign of such holder or upon the grantee of a deed in lieu of foreclosure of such an Institutional Mortgage or upon any successor of such grantee or upon any purchaser from the holder of such an Institutional Mortgage at foreclosure sale or upon any successor to such a purchaser.

                                   ARTICLE III
                     CONSTRUCTION, ALTERATIONS AND ADDITIONS

         3.1 Tenant shall not make alterations and additions to the Premises beyond those improvements described in Exhibit C except in accordance with plans and specifications therefor first approved by Landlord, provided that such approval shall not be required for alterations and additions to the Premises which (a) do not affect (i) the structural integrity of the roof, exterior walls, floor slabs or foundations of the Premises, (ii) the external appearance of the Buildings (except as otherwise provided in Section 2.12), and (b) do not alter (i) the elevator system, (ii) the chilled water or hot water heating risers, (iii) the primary transformers, and switching equipment related thereto, the main electrical panel, the six (6) main vertical electrical buss ducts or
(iv) the equipment within the central mechanical rooms on the roof or in the basement of the six story section of the Main Building excluding equipment provided exclusively in connection with Tenant's leasehold improvements; provided, however, in the case of all alterations and additions, Tenant shall deliver to Landlord, plans and specifications therefor at least fifteen (15) days before starting work thereon. In the event any plans and specifications which are submitted during the Term indicate an alteration to the basic systems and equipment serving the Buildings which will require unusual expense upon the part of Landlord to restore, Tenant shall, upon request of Landlord made within thirty (30) days after receiving such plans and specifications, acknowledge responsibility either to (i) readapt such system or equipment for either normal office use or (at Tenant's option) the purposes for which they were suitable at the commencement of the Term, or (at Tenant's option) (ii) pay for the expense of such readaptation, at the expiration or termination of this Lease. Landlord acknowledges the unique character of Tenant's operations and the consequent need for flexibility in the use of the Premises and agrees to cooperate with Tenant in effecting desired alterations and additions. Landlord shall not be deemed uncooperative or unreasonable for withholding approval of any desired alteration or addition for which approval is required hereunder which will (i) require unusual expense upon the part of Landlord to readapt the Premises so as to be suitable for either the uses for which they are suitable at the commencement of the Term or normal office uses unless Tenant first gives reasonable assurances acceptable to Landlord for payment of the expense to adapt to either standard at Tenant's option or (ii) affect the external appearance or structural integrity of the Buildings. All alterations and additions shall be of a quality consistent with the Buildings and shall be part of the Buildings until they are removed by Tenant from time to time during the Term or pursuant to and to the extent permitted by Section 5.2. All of Tenant's alterations and additions and installations of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to avoid labor difficulties and not to permanently damage the Buildings or Lot or unnecessarily interfere with operation of the Buildings and any work which requires Landlord's approval shall be performed by contractors or workmen first approved by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant, before its work is started, shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; in the event that any one contract or job involves costs exceeding $500,000, provide security reasonably satisfactory to Landlord to protect Landlord from any lien claims for such labor and material; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and comprehensive public liability insurance with limits not less than $300,000-$500,000, and property damage insurance with limits of not less than $100,000 or in the case of each such insurance such higher limits as may from time to time be customarily required by landlords of high quality office buildings in the Boston-Cambridge area (all such insurance to be written in companies approved by Landlord and, except for workmen's compensation insurance, insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord at its request, certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises and immediately to discharge any such liens which may so attach.

         3.2 All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and reasonable requirements of the insurers of the Buildings. Each party may (without any implied obligation) observe or inspect the work of the other at reasonable times and shall promptly give notice of observed defects, provided that failure to exercise such right to observe or inspect or failure to observe any defects shall not charge either party with knowledge of such defect or an obligation to give such notice. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party's behalf by any person hereafter designated as construction representative by notice to the party relying.

                                   ARTICLE IV
                              LANDLORD'S COVENANTS

         4.1 Landlord shall, without cost to Tenant, correct any defects in design, materials, workmanship or performance in the work performed by Landlord in constructing (i) the Buildings and related facilities in accordance with
Article III of the Second Amendment and Restatement of Lease, notice of which defects Landlord has been given notice before or during the first five full calendar years of the Term, and (ii) the basic structural elements of the Buildings (e.g., roof, exterior walls, floor slabs and foundations) during the Initial Term which do not result from ordinary wear and tear of such structural elements; provided Landlord shall not be required to correct any such defects until notice of such defects is received by Landlord.

         4.2 Landlord covenants that Landlord has the right to make this Lease and that Tenant, on paying the rent and performing the tenant obligations in this Lease, shall peacefully and quietly have, hold and enjoy the Premises and the appurtenant rights in Section 2.2, subject to all of the terms and provisions hereof.

         4.3 Landlord recognizes that the special nature of Tenant's use of the Premises requires special security requirements. Accordingly, any other provision of this Lease to the contrary notwithstanding, Landlord agrees that any rights reserved to it to enter the Premises shall take due account of such security requirements, and that except in case of emergency when prior notice is not possible Landlord will not exercise such rights without reasonable prior notice to Tenant and that at all times Landlord shall exercise reasonable diligence when in the Premises to avoid unnecessary inconvenience to Tenant.

         4.4 Landlord shall carry such insurance upon the Buildings as may from time to time be required by any Institutional Mortgagee holding a first mortgage thereon and in any event insurance against loss by fire and the hazards now covered by extended coverage #4 endorsement in an amount at least equal to 80% of the replacement value of the Buildings, exclusive of foundations, with an agreed amount endorsement (including insurance against loss in case of fire or casualty of monthly installments of fixed rent and any additional rent which may become due under Section 2.6 and this Section 4.4). In the event Landlord is carrying such insurance, (a) Landlord shall also carry such additional insurance upon the Buildings as Tenant may from time to time require and (b) Landlord shall supply copies and certificates of all such insurance (together with detailed itemization of all premiums therefor) to Tenant issued by or on behalf of the insurers named therein by a duly authorized agent and containing the insurers' undertaking not to cancel such insurance or decrease the amount or scope of the coverage thereof without ten days' prior written notice to Tenant (but no such undertaking shall name Tenant as an insured in said policies or create in Tenant any interest in them). In the event Landlord is carrying such insurance, Tenant shall pay as additional rent all premium's for insurance required to be carried by Landlord pursuant to this Section 4.4 prior to the date when such premiums are due but in no event less than twenty-five (25) days following receipt of notice of such premiums; provided, however, that in the event Tenant is able to obtain a commitment for insurance on the Buildings with equal or more extensive coverage as carried by Landlord pursuant to this Section 4.4, with companies qualified to do business and in good standing in Massachusetts and reasonably acceptable to Landlord and any Institutional Mortgagee, then Tenant's obligations to pay such insurance premiums as provided herein shall be limited to an amount equal to the premium required pursuant to such commitment for insurance; and provided, further, that at Landlord's election, exercisable by at least ninety days' prior written notice to Tenant, Tenant shall carry at its expense such insurance otherwise required to be carried by Landlord under this Section 4.4, in which event Tenant shall supply copies and certificates thereof to Landlord issued by or on behalf of the insurers named therein by a duly authorized agent and containing the insurers' undertaking not to cancel such insurance or decrease the amount or scope of the coverage thereof without ten days' prior written notice to Landlord.

                                    ARTICLE V
                               TENANT'S COVENANTS

         Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

         5.1 to pay when due all fixed rent and additional rent and as further additional rent to pay all charges for utility services rendered to the Premises and reasonable service inspections therefor made by the utility companies;

         5.2 except as otherwise provided in Article VI and Section 4.1 to keep the Premises in good order, repair and condition, reasonable wear and tear excepted, and at the expiration or termination of this Lease to return to Landlord all keys for doors in the Premises, to disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises on Lease termination, and peaceably to yield up the Premises including, except as hereinafter provided, all alterations and additions thereto in good order, repair and condition, reasonable wear and tear and casualty excepted, first removing: all goods and effects of Tenant; all installations made by or on behalf of Tenant the disclosure of which to third parties would, because of security classifications or otherwise, be in violation of any federal or state laws or regulations; all so-called false floors such as but not limited to a raised floor in a computer room; and all chases except those chases (and the conduits and ductwork therein) existing as of the Commencement Date of the Initial Term, and conduits and ductwork which are wall-mounted or are otherwise exposed to view within the Net Rentable Area above the floor slab and below the hung ceiling and outside the electric closets and telephone closets; and to the extent elected by Tenant all alterations, additions, installations or other improvements made by or at the expense of Tenant; and repairing any damage caused by such removal and restoring the portion of the Premises repaired in connection with such removal to (i) substantially the condition of the Premises at the Commencement Date of Initial Term or, at Tenant's option, (ii) a condition suitable for normal office use, in either case reasonable wear and tear and casualty excepted, and leaving the Premises reasonably clean and neat;

         5.3 continuously from the commencement of the Term to occupy the Premises so that the same are not abandoned or vacant; not to use and occupy toilet rooms, air conditioning rooms, fan rooms, janitors' closets, electrical closets or those portions of the Premises not included in Net Rentable Area, including without limitation the roof of the Main Building (except as otherwise provided in Section 2.12) for purposes for which they were not primarily designed; not to injure or deface the Buildings or Lot, not to permit in the Premises any auction sale; not to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, not to use or devote the parking area in the Garage for any purpose other than the parking of automobiles, motorcycles and bicycles; and not to make any use of the Premises which is contrary to law or ordinance or any use of the Premises or the parking area in the Garage which invalidates or would invalidate if allowed to continue any insurance on the Buildings described in Section .

         5.4 not to obstruct in any manner any portion of the Lot used by Tenant in common with others; not to permit the placing of any signs on the Lot or on the outside windows or exterior or roofs of the Buildings or any awnings, aerials or flagpoles visible from outside the Premises without the prior consent of Landlord; to keep the exterior of the Buildings (including without limitation the interior and exterior sides of windows) and the lot (including without limitation the open plaza area, the landscaping, the common roadways and walkways on the Lot, the visitor parking area and the loading area) in a neat and clean condition consistent with similar first class facilities in the Boston/ Cambridge area; and to comply with all reasonable Rules and Regulations of which Tenant is given notice made by Landlord for the care and use of the common walkways, sidewalks and driveways on the Lot, visitor parking areas and their facilities and approaches and by the owner or owners of Technology Square for the care and use of such common areas and facilities as may from time to time be maintained off the Lot and in Technology Square and as are available to Tenant, provided that such Rules and Regulations shall not be inconsistent with other provisions of this Lease; Landlord shall not be liable to Tenant nor shall Tenant be entitled to any abatement of rent for the failure of others to conform to such Rules and Regulations, but Landlord shall use its best efforts to see that others conform to such Rules and Regulations.

         5.5 to keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority and to do any work and to procure all licenses and permits so required, and to use all available equipment and methods to eliminate or minimize disturbances to third parties complaining of disturbances arising from Tenant's use or operation of electrical or electronic devices or other devices that emit sound or other waves outside the Buildings or Lot, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses or Tenant's rights to make alterations and additions set forth in Section 3.1;

         5.6 not without the prior consent of Landlord, which consent will not unreasonably be withheld or delayed, to assign, mortgage, pledge or otherwise transfer this Lease or to make any sublease or to permit occupancy of the Premises or any part thereof by anyone other than Tenant, except that Landlord's consent shall not be required in connection with (a) an assignment, or sublease to Massachusetts Institute of Technology or a joint venture of which Tenant is one of the joint venturers and the joint venture is occupying space in the Main Building or the Environmental Test Laboratory, or
(b) an assignment to a parent or subsidiary corporation of Tenant or in connection with any merger, consolidation or private reorganization of Tenant, or (c) subleases to (i) any tenant now or hereafter in occupancy in Technology Square or in any building owned and operated by an Affiliate of Landlord in the Greater Boston area; (ii) any company listed on the New York or American Stock Exchanges or in the then latest lists published by Fortune Magazine of the leading (first and second "500") industrial firms, insurance companies, banking institutions and international firms; (iii) any law, accounting, architectural, engineering or management or business consultant firm, banking institution or insurance company, which has been in business in the Boston-Cambridge or other major metropolitan area for longer than 10 years; or (iv) any dealer in investment or securities accredited by the New York Stock Exchange; provided, however, that consent shall not be required in connection with any sublease if either the Lot or the remaining part of Technology Square is not owned by an Affiliate of Landlord at the time of the sublease; as additional rent, Tenant shall reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting; no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance and no assignment shall be binding upon Landlord or any of Landlord's mortgagees unless Tenant shall deliver to Landlord an instrument in recordable form which contains a covenant of assumption by the assignee running to Landlord and all persons claiming by, through or under Landlord. Tenant shall have the right without the consent of Landlord to sublease all or any portion of the parking area in the Garage for parking of automobiles;

         5.7 to defend with counsel first approved by Landlord, save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without limitation, reasonable counsel fees) (i) arising from (a) the omission, fault, willful act, negligence or other misconduct of Tenant or (b) from any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord, its agents, employees or independent contractors, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease; to maintain in responsible companies qualified to do business and in good standing in Massachusetts, public liability insurance covering the Premises insuring Landlord as well as Tenant with limits which shall, at the commencement of the Term, be at least equal to those stated in Section 1.1 and from time to time during the Term shall be for such higher limits, if any, as are customarily carried by tenants in first class office buildings in the Boston-Cambridge area, and to deposit promptly with Landlord upon request certificates for such insurance, and all renewals thereof, bearing the endorsement that the policies will not be cancelled until after 10 days' written notice to Landlord;

         5.8 that all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the accidental discharge of sprinklers, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any damage or liability caused by the omission, fault, willful act, negligence or other misconduct of Landlord, its agents, employees or independent contractors;

         5.9 to permit Landlord and Landlord's agents after reasonable notice, except in emergencies, and always subject to the security measures which Tenant has in effect: to enter the Premises so as to perform its obligations contained in Section 4.1; to examine the Premises at reasonable times and at reasonable intervals, if Landlord shall so elect; to remove, at Tenant's expense and after notice to Tenant, any alterations, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to by Landlord where such consent is required; and, to show the Premises to prospective tenants during the two years preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times;

         5.10 not to place a load upon the Premises exceeding the design live load limits for which the buildings were designed;

         5.11 to pay promptly when due all taxes which may be imposed upon personal property in the Premises whether assessed to Tenant or to other occupants of or licensees or

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


concessionaires in the Premises, provided that Tenant may defer the payment thereof during such time as Tenant is contesting the amount thereof;

         5.12 as additional rent, to pay all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease.

                                   ARTICLE VI
                               CASUALTY AND TAKING

         6.1 In case during the last ten (10) years of the Initial Term or the last ten (10) years of any extension thereof all or any part of the Main Building containing in excess of fifty (50%) percent of the Net Rentable Area thereof is damaged by fire or other casualty to the extent that such part is unsuitable for Tenant's use, this Lease shall, except as hereinafter provided, terminate at Landlord's election by notice given to Tenant within 90 days after such damage and in such event this Lease shall terminate on the 60th day after such notice is given unless within such 60 day period Tenant shall exercise any option then available to it to extend the Term, in which case such notice of termination by Landlord shall have no force or effect.

         In case Landlord shall not elect to terminate this Lease, Landlord shall notify Tenant within 90 days following such damage to the Main Building of the time within which Landlord reasonably expects the damage can be repaired, including the basis for such estimate, and Tenant shall have the right to terminate this Lease (a) if the time estimated by Landlord shall exceed eighteen
(18) months and (b) if the remainder of the Premises not damaged is insufficient for use for Tenant's purposes as determined in good faith by Tenant and Landlord receives with the notice hereinafter referred to a certificate to that effect signed by Tenant, by notice given to Landlord within 60 days after Landlord's notice of its estimated time for repair, specifying the effective date of termination which shall be not less than 60 days after the date on which such notice of termination is given.

         If in any case of damage to the Premises this Lease is not so terminated, Landlord shall promptly and diligently (commencing not later than the expiration of all periods in which either party may terminate this Lease pursuant to the foregoing provisions of this Section 6.1) restore the Premises to substantially their condition prior to such damage, provided, however, that Landlord shall not be required to restore items installed or paid for entirely by Tenant which Tenant is required to remove, or may remove, pursuant to Section 5.2, other than those items which have been constructed or installed by Landlord and paid for by Tenant as of the date of this Fourth Amendment and Restatement of Lease and which (a) is insured at Tenant's expense pursuant to Section 4.4 or
(b) Tenant requests Landlord (in a timely manner following such damage) to restore and agrees to reimburse Landlord for the expenses of such restoration.

         All proceeds of fire and other casualty insurance shall be held by the institutional Mortgagee holding the first mortgage on the Premises for application to or toward the cost of restoration upon such conditions as such mortgagee may prescribe. If at the time of occurrence of any fire or other casualty covered by insurance there shall be no mortgage of the Premises which is held by an Institutional Mortgagee which is required to apply such insurance proceeds toward the cost of such restoration, then such proceeds shall be held, as a segregated fund to be applied to or toward the cost of restoration, by a bank or trust company designated by Landlord with the approval of Tenant, which approval shall not unreasonably be withheld, and any charges of such bank or trust company shall be paid out of the insurance proceeds.

         6.2 In case during the Term (a) all or any part of the Main Building containing in excess of fifty (50%) percent of the Net Rentable Area thereof is taken by eminent domain, or (b) twenty-five (25%) percent or more of the Net Rentable Area of the Main Building is taken by eminent domain and the eminent domain proceeds are not sufficient to restore the remaining portion of the Main Building to a condition satisfactory to Tenant for its use of such remaining portion (unless Tenant shall agree to supply the deficiency), this Lease shall terminate at Landlord's election, which may be made notwithstanding Landlord's entire interest may have been divested, by notice given to Tenant within 90 days after the taking in the case of (a) or the determination of the pro tanto award in the case of (b) and in such event this Lease shall terminate on the 60th day after such notice is given.

         In case of such taking of more than fifty (50%) percent of the Net Rentable Area of the Main Building or more than thirty-five (35%) percent of the Net Rentable Area on the ground floor of the Main Building and the remainder of the Premises is insufficient for use for Tenant's purposes as determined in good faith by Tenant and Landlord receives with the notice hereinafter referred to a certificate to that effect signed by Tenant, Tenant may terminate this Lease by notice given to Landlord within 60 days after such taking specifying the effective date of termination which shall be not less than 60 days after the date on which such notice of termination is given.

         If in any case of taking the Premises are rendered unfit for use and occupation and this Lease is not so terminated, Landlord shall promptly and diligently (commencing not later than the expiration of all periods in which either party may terminate this Lease pursuant to the foregoing provisions of this Section 6.2) put the remaining portion of the Premises into substantially their condition prior to such taking and as nearly as possible suitable for Tenant's continued use, provided, however, that Landlord shall not be required to restore items installed or paid for entirely by Tenant which Tenant is required to remove, or may remove, pursuant to Section 5.2 other than those items which are incorporated in the Buildings as of the date of this Fourth Amendment and Restatement of the Lease or which Landlord has agreed to restore pursuant to a separate written agreement.

         6.3 In the event of any casualty or taking, a just proportion of the fixed rent and additional rent according to the nature and extent of the injury shall be abated until the Premises or what remains thereof after a taking shall have been put by Landlord in proper condition for use and occupancy; plus a reasonable time not in any event exceeding six months for Tenant to restore its leasehold improvements and move in personal property and in case of a taking which permanently reduces the area of the Premises or otherwise permanently affects the Buildings or Lot, a just proportion of the fixed rent and additional rent shall be abated for the remainder of the Term.

         6.4 Landlord reserves to itself any and all rights to receive awards made for damages to the Premises and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignment and assurances thereof as Landlord may from time to time request, hereby irrevocably designating and appointing Landlord as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof.

         Notwithstanding the foregoing provisions of this Section, Tenant and anyone claiming under it at its and their expense may, jointly with Landlord, appear, claim and prove, if so allowed, in the proceedings relative to any such awards, and may receive therefrom, such portion thereof as represents the value of the alterations, additions, installations and improvements made by or for the account of Tenant and anyone claiming under it in the Premises other than those which Landlord is obligated to restore pursuant to Section 6.2, but not more than the total of expenditures for such alterations, additions, installations and improvements less depreciation from the respective dates of the making of such alterations, additions, installations or improvements to the date of the taking computed on a straight-line basis over the Term of this Lease which is in force at the time of such taking, or the useful life of such items, whichever is shorter. Such right of Tenant shall be subject and subordinate to the application of all such awards to the prior payment in full of all mortgages at the time of such taking on the Buildings and Lot, or either; provided (a) that the mortgages to which Tenant's rights are subordinated are held by Institutional Mortgagees and such mortgages do not encumber property other than the Premises or secure obligations unrelated to the Premises, (b) that such subordination shall be effective in the event the holder of such mortgage or mortgages applies the eminent domain award toward full payment of the amount secured by such mortgage or mortgages, and (c) that in applying such awards to the payment of such mortgages, Landlord's share of such award shall be applied and exhausted first before any portion of Tenant's share of such award is so applied.

         Further notwithstanding the foregoing provisions, Tenant and anyone claiming under it shall be entitled to appear, claim, prove and receive, if allowed, an award for personal property, relocation and moving expenses.

         6.5 In the event of any taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Section
5.2 with respect to surrender of the Premises or that portion thereof which is subject to the temporary taking and upon such payment shall be excused from such obligations.

                                   ARTICLE VII
                                     DEFAULT

         7.1 If any default by Tenant continues after notice, (a) in case of fixed rent or additional rent for more than 15 days, or (b) in any other case for more than 30 days and such additional time, if any, as is reasonably necessary to cure the default if the default is of such nature that it cannot reasonably be cured in 30 days; or (c) if Tenant makes any assignment for the benefit of creditors, commits any act of bankruptcy and files a petition under any bankruptcy or insolvency law, or if such a petition is filed against Tenant and is not dismissed within 90 days, or if Tenant is adjudicated a bankrupt under any bankruptcy law, or if a receiver or similar officer becomes entitled to Tenant's leasehold hereunder and it is not returned to Tenant within 90 days, or if such leasehold is taken and sold on execution or other process of law in any action against Tenant (all of which events shall be considered as defaults); then in any such case, whether or not the Term shall have begun, Landlord may immediately, or at any time while such default continues, give notice to Tenant (with a copy to Tenant's attorney of whose name and address Landlord shall have been given notice) specifying the default and a date not less than ten days after the giving of such notice on which this Lease shall terminate and, unless Tenant shall cure such default within such ten day period, this Lease shall terminate on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term, and Tenant will then quit and surrender the Premises, but Tenant shall remain liable as hereinafter provided.

         7.2 In the event that this Lease is terminated under any of the provisions contained in Section 7.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, an amount equal to the then present worth of the excess, if any of the total rent reserved for the residue of the Term, over the then present worth of the rental value of the Premises for said residue of the Term. The present worth of "total rent reserved" and "rental value" shall be determined by discounting the gross amounts in accordance with accepted financial practice at eight (8%) percent per year from the respective dates that payments of rent would be due and payable. In calculating the rent reserved there shall be included, in addition to the fixed rent and all additional rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such ending to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the next foregoing covenant Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 7.2 provided and also with the net proceeds of any rent obtained by reletting the Premises, after deducting all Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed that Landlord may (i) relet the Premises, or any part or parts thereof, for a term or terms which may, at Landlord's option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term, and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

         In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this
Section 7.2, Landlord may, by written notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 7.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the fixed rent accrued (whether or not paid in whole or in part) under Section 2.5 in the 12 months ended next prior to such termination plus the amount of fixed rent and additional rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 7.2 up to the time of payment of such liquidated damages.

         Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy, insolvency or like proceedings by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 The "Net Rentable Area" of a floor in the Main Building shall be computed by measuring to the inside finish of permanent glass and masonry building walls. The "Net Rentable Area" of the Environmental Test Laboratory shall be computed by measuring to the inside finish of the demising walls. Net Rentable Area of a floor in the Main Building shall include all area within outside walls, less stairs, elevator shafts, flues, stacks, pipe shafts and vertical ducts with their enclosing walls required for the building and special leasehold improvements existing as of the date of this Fourth Amendment and Restatement of Lease, but shall not exclude other vertical shafts or chases required or desired by Tenant to accommodate other special equipment of Tenant. Toilets, air conditioning rooms, fan rooms, janitors' closets, and electrical closets within and exclusively serving only that floor of the Main Building or the Environmental Test Laboratory, as the case may be, shall be included in Net Rentable Area. No deductions shall be made in determining Net Rentable Area on account of columns or projections necessary to the building. The Space containing the principal mechanical equipment for the Main Building located of the first floor and mezzanine area of the Main Building shall not be included in determining the Net Rentable Area. The total Net Rentable Area of the Main Building shall be (a) the sum of the Net Rentable Area of each floor of the Main Building, calculated as above, less (b) 300 square feet. Any airhandling or mechanical equipment placed within the Garage and outside of the demising walls of the Environmental Test Laboratory shall not be included in determining the Net Rentable Area of the Environmental Test Laboratory.

         8.2 The titles of the Articles are for convenience only and not to be considered in construing this Lease. Tenant agrees not to record this Lease, but upon request of either party both parties shall execute and deliver a Memorandum of this Lease in form appropriate for recording or registration, an instrument acknowledging the date of commencement of the Term, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination. Whenever any notice, approval, consent, request, election, offer or acceptance is given or made pursuant to this Lease it shall be in writing. Communications and payments shall be addressed, if to Landlord, at Landlord's Address or at such other address as may have been specified by prior notice to Tenant; and if to Tenant, at Tenant's Address or at such other place as may have been specified by prior notice to Landlord. Any communication so addressed shall be deemed duly served on the second business day following the day of mailing if mailed by registered or certified mail, return receipt requested. If Landlord by notice to Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by Tenant shall be paid or given to the agent designated until notice to the contrary is received by Tenant from Landlord. All payments required under this Lease shall be deemed sufficiently paid if made by check collected on first presentation. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for obligations accruing during the period of its ownership. The obligations of Landlord shall be binding upon the assets of Landlord consisting of the Buildings and Lot but not upon other assets of Landlord.

         8.3 The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation. The receipt by Landlord of fixed rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

         8.4 No acceptance by Landlord of a lesser sum than the fixed rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this lease or a surrender of the Premises.

         8.5 The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

         8.6 If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such terms to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         8.7 If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, upon 30 days' notice to Tenant (except in case of emergency in which case no notice need be given) but not the obligation, and subject to the provision of Section 4.3, to perform such obligation notwithstanding the fact that no specific provision for such substituted performance is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other reasonable act. All sums so paid by Landlord (together with interest at the rate of 8% per annum) and all necessary incidental costs and expenses including without limitation legal fees in connection with enforcement of its rights under this Section by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise its rights under this Section without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

         8.8 If Landlord shall at any time default in the performance of any obligation under this Lease, Tenant shall have the right, upon 30 days' notice to Landlord and to mortgagees if any, of whose identity and address Tenant shall have received notice (except in case of emergency in which case no notice need be given), but not the obligation, to perform such obligation notwithstanding the fact that no specific provision for such substituted performance is made in this Lease with respect to such default. In performing such obligation, Tenant may make any payment of money or perform any other act. Without limiting the generality of the foregoing, Tenant shall have, upon giving notice as aforesaid, the right to pay any real estate tax or betterment assessment on the Building and Lot, the lien of which would have priority over this Lease, if Landlord shall not have paid the same within six months after the date on which interest shall begin to accrue on said tax or assessment, but only if Landlord shall not at the time of payment by Tenant be prosecuting an abatement proceeding with respect to such tax or assessment. All sums so paid by Tenant (together with interest at the rate of 8% per annum) and all necessary incidental costs and expenses, including, without limitation, legal fees in connection with enforcement of its rights under this Section by Tenant, shall be payable to Tenant by Landlord immediately on demand made upon Landlord of which copy is given simultaneously to any mortgagee referred to in the first sentence of this Section. If such sums, interest, costs and expenses are not paid within 30 days after such demand, Tenant may deduct the same from any rents, addition rents and other payments due Landlord thereafter accruing despite any changes of ownership and the provisions with respect thereto in Section 8.2, provided, that if within 30 days after such demand Landlord or any such mortgagee shall give notice to Tenant that it disputes the default of Landlord or the action taken or the sums paid by Tenant to remedy it, Tenant shall not deduct as aforesaid with respect to disputed items until the dispute is settled by court decision, mutual agreement or otherwise and may then deduct as aforesaid with respect to any items determined by such settlement to be payable to it by Landlord if the same are not paid to it within 10 days after such settlement. Tenant may exercise its rights under this Section without waiving any other of its rights or releasing Landlord from any of its obligations under this Lease.

         8.9 Tenant agrees form time to time, upon not less than fifteen days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying to an independent third party that this Lease is unmodified and in full force and effect and that Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the fixed rent and additional rent and to perform its other covenants under this Lease and that there are no known uncured defaults of Landlord or Tenant under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail), the dates to which the fixed rent, additional rent and other charges have been paid, and the extent to which Tenant has exercised the options set forth in Sections 2.8, 2.9 and 2.10. Any such statement delivered pursuant to this Section 8.9 may be relied upon by any prospective purchaser or mortgagee of the Premises or any prospective assignee of any mortgage of the Premises.

         8.10 Any insurance carried by either party with respect the Buildings, Lot or Premises and property therein or occurrences thereon shall, without further request by either party, if it can be so written without additional premium, or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss, including, without limitation, injury or loss caused by negligence of such other party due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

         8.11 This Lease contains all of the agreement of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter except as the same may be expressly set forth herein.

         8.12 Tenant represents and warrants that it has had no dealings with any broker or agent in connection with this Lease.

         8.13 In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, strikes or other extraordinary labor difficulties, shortages of labor or materials or equipment in the ordinary course of trade, government regulations or other causes not reasonably within such party's control and not due to the fault or neglect of such party shall not be counted in determining the time during which such act shall be completed, whether such time be designated by a fixed date, a fixed time or "a reasonable time", and such time shall be deemed to be extended by the period of such delay. Financial inability of either party shall not be considered to be a circumstance or cause beyond the reasonable control of that party.

         8.14 The following terms shall have the following meanings:

         The word "Term" refers as of any particular time to the Initial Term and also to any extension thereof with respect to which Tenant has, as of that time, exercised an extension option set forth in Section 2.8.

         The term "Affiliate of Landlord" refers respectively to (i) any corporation, partnership, trust association or other business organization directly or indirectly (through other entities or otherwise) owning, controlling or holding, whether with or without power to vote, 30% or more of the entire beneficial interest in Landlord, (ii) any corporation or trust with transferable shares, 30% or more of whose outstanding capital stock or shares of beneficial interest of any class is directly or indirectly (through other entities or otherwise) owned, controlled or held, whether with or without power to vote, by Landlord or any Affiliate of Landlord as defined in (i) above, and (iii) any partnership, association or other business organization 30% or more of the beneficial interest in which, whether with or without power to vote, is directly or indirectly (through other entities or otherwise) owned, controlled or held by Landlord or any Affiliate of Landlord.

         The term "Institutional Mortgage" shall mean a mortgage originally granted to a bank or trust company, a savings bank, a savings and loan association, an insurance company, a pension or retirement fund, or a mortgage company or real estate investment trust having gross assets of at least $25,000,000; and the term "Institutional Mortgagee" shall mean the holder from time to time of an Institutional Mortgage except when such holder is an Affiliate of Landlord.

                                   ARTICLE IX
                               RIGHTS OF MORTGAGEE

         9.1 This Lease shall be superior to and shall not be subordinated to any mortgage or other voluntary lien or other incumbrance on the Lot or Buildings, or both, which are separately and together hereinafter in this
Article IX referred to as "the mortgaged premises." The word "mortgagee" as used in this Lease shall include the holder for the time being whenever the context permits.

         9.2 No fixed rent, additional rent, or any other charge payable to Landlord shall be paid more than 30 days prior to the due date thereof under the terms of this Lease and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee) be a nullity as against such mortgagee (except an Affiliate of Landlord) and Tenant shall be liable for the amount of such payments to such mortgagee.

         9.3 No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations to pay fixed rent or additional rent hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's Institutional Mortgagees of record, if any, of whose identity and address Tenant shall have been given notice, specifying the act or failure to act on the part of Landlord which would give basis to Tenant's rights; and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter; provided, however, that nothing contained in this Section 9.3 shall: (a) be deemed to impose any obligation on any such mortgagees to correct or cure any such condition; or (b) affect Tenant's rights under Section 8.8 or Article VI. "Reasonable time" as used above in connection with Tenant's right to terminate this Lease means and includes a reasonable time for such mortgagees to obtain possession of the mortgaged premises if possession is necessary for the mortgagee to correct or cure the condition and if the mortgagee notifies Tenant of its intention to take possession of the mortgaged premises and correct or cure such condition.

         EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.


                                       Landlord


                                       THE PRUDENTIAL INSURANCE COMPANY
                                       OF AMERICA


                                       By [SIGNATURE]




                                       Tenant


                                       THE CHARLES STARK DRAPER
                                       LABORATORY, INC.


                                       By [SIGNATURE]

                                    EXHIBIT A

                               DESCRIPTION OF LOT

A parcel of land in Cambridge, Middlesex County, Massachusetts being shown as Lot 20 on a plan entitled "New Division of Land Court 30711 in Cambridge, Mass." dated September 23, 1974, changed September 27, 1974, by Raymond C. Pressey, Inc. Registered Land surveyors, a copy of a portion of which is to be filed with Middlesex South Registry District of the Land Court, bounded and described according to said plan as follows:

NORTHEASTERLY            By Broadway by two lines respectively measuring four
                         hundred fifty-three and 83/100 (453.83) feet and two hundred and 15/100 (200.15) feet;

SOUTHEASTERLY            by land now or formerly of the Boston & Albany Railroad
                         Company and Harvard Street a total distance of four hundred seven and 95/100 (407.95) feet;

SOUTHWESTERLY            one hundred ninety-four and 54/100 (194.54) feet;

SOUTHEASTERLY            forty-three and 71/100 (43.71) feet; and

SOUTHERLY                twenty-two and 55/100 (22.55) feet, all by Lot 18 on
                         said plan;

SOUTHERLY,               one hundred forty-four and 97/100 (144.97) feet by Lot
AGAIN                    17 on said plan;

WESTERLY                 one hundred one and 89/100 (101.89) feet; and

SOUTHERLY                nine and 85/100 (9.85) feet, both by Lot 16 on said
                         plan;

WESTERLY                 two hundred nine and 71/100 (209.71) feet; and

SOUTHERLY                two hundred eighty-eight and 58/100 (288.58) feet, both
                         by Lot 19 on said plan; and

NORTHWESTERLY            by Portland Street, three hundred six and 89/100
                         (306.89) feet.

                                    EXHIBIT B

                                 CROSS EASEMENTS

I.     The Lot is subject to the following:

       A. Rights granted by Wyman Street Trust and The Wilmington Trust to Cambridge Electric Light Company by instrument dated May 7, 1970 filed with Middlesex South Registry District of the Land Court as Document No. 477831.

       B. Easements set forth in a Declaration of Easement by Gerald W. Blakeley, Jr., et al, Trustees of Cabot, Cabot & Forbes Land Trust dated March 11, 1975 and to be filed with said Registry District. Landlord reserves the right to relocate such easements, to the extent permitted by and subject to the provisions of, said Declaration of Easements, and subject also to Tenant's reasonable approval.

       C. Easements reserved in a deed of the Lot from Gerald W. Blakeley, Jr., et al, Trustees of Cabot, Cabot & Forbes Land Trust to Landlord dated March 11, 1975 to be filed with said Registry District and recorded with Middlesex South District Registry of Deeds.

       D. Foundation, Grade Beam and Encroachment Agreement dated March 11, 1975 between the Trustees of Technology Square Trust and the Trustees of CC&F Cambridge Trust, to be filed with said Registry District.

II. Tenant shall have the following rights with respect to portions of Technology Square not included within the Lot:

       A.   Easements set forth in said Declaration of Easements referred to in
            I. B. above. Landlord agrees not to consent to the relocation of such easements by the owner of the servient estate without Tenant's reasonable approval.

       B. Rights and easements set forth in said deed to Landlord referred to in I. C. above.

       C. Foundation, Grade Beam and Encroachment Agreement dated March 11, 1975 between the Trustees of Technology Square Trust and the Trustees of CC&F Cambridge Trust, to be filed with said Registry District.

       D. The right to locate utility lines in the second parcel (hereinafter referred to as "Parcel 2") of land described in said deed to Landlord referred to in I. C. above, so long as they do not interfere with then existing utility easements, and subject to any matters now of record affecting said Parcel 2.

       E. No superstructures shall be built on Parcel 2 without written consent of Tenant.

       F. General rights of passage (pedestrian and vehicular) over Parcel 2 which may be in common with others from time to time entitled.

       G. To the extent not provided on the Lot or by the rights and easements referred to in II. B. above, Tenant shall have the right to use of 50 visitor parking spaces on Parcel 2 as provided in clause (b) of
            Section 2.2. To the extent possible, Landlord will cause any such spaces in Parcel 2 to be located so as to be reasonably convenient to the principal entrance of the Main Building. In the event of the purchase by Tenant of the Lot and Buildings pursuant to any option granted to it by the Lease, Tenant shall have no further rights to use parking spaces in Parcel 2 beyond the use of parking spaces then in use by Tenant pursuant to said clause (b).

III. Landlord shall have the right and obligation during the Term and Tenant shall have the right in the event Tenant shall purchase the Lot and Building pursuant to any option granted to it by the Lease:

       A. To cause the owners of portions of Technology Square not included in the Lot to perform their maintenance obligations set forth in said Declaration of Easements; and

       B. To maintain Parcel 2 and the area described as "Easement No. 1" in said deed to Landlord referred to in I. C. above, to the extent of the maintenance obligations set forth in clauses (c) and (d) of the subsection 4.1.1.

IV. Tenant shall have the exclusive use of the loading docks, if any, constructed for the Main Building and the Environmental Test Laboratory, and the service driveways providing access solely thereto. The plaza area in the interior courtyard of the Main Building shall be an open plaza for the exclusive use of the Tenant without implied obligation on Landlord to enforce such exclusivity.

                                    EXHIBIT C

                          TENANT LEASEHOLD IMPROVEMENTS

1. Twenty-five isolated test piers consisting of concrete blocks resting on suitable crushed stone set flush with ground floor in four-story building.

       Approximate sizes are as follow:

            17 piers - 5 1/2' x 5 1/2' x 3'
             7 piers - 7 1/2' x 7 1/2' x 3'
             1 pier - 5' x 9' x 3'

2. One isolated test pier consisting of a 10' x 10' x 9' concrete block resting on suitable crushed stone with approximately 3' projecting up above ground floor level

3.     Provide pits for Cryogenic Laboratory at ground floor level

4. Provide transformer bank and automatic switching as part of basic building equipment at Landlord's expense. Increase transformer capacity at Tenant's expense in proportion to Tenant's power requirements.

5. Two overhead motor-operated metal doors in the exterior wall at the ground floor level; size 20' wide by 14' high

6. Two openings in the exterior wall at ground floor level for optical tubes 12" x 12" approximately four feet above finish floor to bring in azimuth reference to building interior.

7. Two bays of concrete working surface at roof level of eight-story building with live-load design of 80 pounds per square foot

8. Provide and install one interconnecting elevator or stairway from ground floor to second floor

9. 10,600 sq. ft. of Class 100,000 clean room space meeting Federal standard. This will include, without limitation, 10,600 sq. ft. gypsum board ceilings; 10,600 sq. ft. sheet vinyl flooring; 2,550 of clean room walls with nonshedding laminate finish; thirty clean room doors, clean rooms including environmental systems and equipment per specification in CC&F letter dated June 12, 1974

10.    One 400 sq. ft. class 100 clean room per CC&F letter dated June 12, 1974.

11. 9,000 sq. ft. of computer rooms with following specifications for air conditioning system:

                  75DEG.   +/- 1DEG.   temperature control
                  40%      +/- 5%      relative humidity

       This includes, without limitation, raised floor for additional area and two-hour rated enclosure walls.

12. Exhaust systems for forty fume hoods (individual systems) including noncorrosive materials and equipment as required; modify supply air systems if and as required

13.    One 400 ft(2) refrigerated garbage storage room

14. Twelve each safety showers, large wash sinks, and floor drains including supply and waste piping, fixtures and trim

15. Provide Halon system beneath raised floor for 13,000 sq. ft. of computer area

16. Capability in basic building design to add additional wet stacks (one at each end of service cores) if needed in future. This would primarily be vertical riser space plus provisions at ground floor level to tie into sewer system.

17. Provisions to monitor building mechanical, electrical and specialty items and equipment, including emergency generator(s) at CSDL security guard station.

18.    Additional emergency generator capacity of 300 KVA

19.    One 300 sq. ft. chemical and flammable waste storage room

20.    One 300 sq. ft. LPG storage room

21. Provide and install three food service areas for cold food including sink, refrigerator, counter top and related mill work

22. Provide and install one hot food service area including sink, refrigerator, counter top and related mill work, stove with grill and ovens, venting systems, ceramic wall and floor tile and metal pan ceiling tile.

23.    Provide and install four pantries

24.    Provide and install one private toilet and shower

25. Provide two large classrooms with separate temperature-humidity control, ventilation, light control, built-in speaker systems and acoustical treatment. Rooms would have raised platforms in front; ceilings would be 10' from floor to false ceiling. Walls would be security type

26.    Provide 600 sq. ft. paint shop with suitable exhaust system

27.    Provide one dock leveler

28. Provide one flag pole, the location and design of which is approved by Skidmore, Owings & Merrill

29. Provide one Logo sign the location and design of which is approved by Skidmore, Owings & Merrill

30.    Provide one hoist at loading dock

31.    Provide zoned paging (one zone per floor per building segment)

32.    Mechanical and/or electrical connections to equipment

33.    Special light fixtures and switching

 34. Installation of 100 HP motor generator set for 370/68 computer with related mechanical and electrical work

 35. Installation of local floor electrical panels, panel boards and distribution system

 36.    Installation of local dry transformers

 37.    Installation of telephone facilities

 38. Additional electrical work including special grounding system where needed

 39.    Additional modifications to HVAC systems for laboratory areas

 40. Modifications to sprinkler system to provide additional coverage if and as required

 41.    Installation of 18-8 stainless steel sinks and drains

 42.    Installation of systems to handle acid wastes where required

 43.    Installation of compressed air distribution system

*44. Installation of nitrogen supply system including an external storage tank

 45. Installation of security system including wiring, panels, locks, switches, vault doors, central console, and work related thereto

 46.    Installation of photo laboratory and reproduction center

 47.    Mill work

 48.    Installation of draperies and/or blinds

 49.    Installation of carpeting in selected areas

 50.    Additional raised flooring for laboratory areas

 51. Installation of bridge cranes and other special requirements for environmental test laboratory

*52.    Installation of additional pits for cryogenic laboratory

*53.    Installation of 10' x 10' x 300' tunnel for test track

*54.    Expansion of Environmental Test Laboratory

55. Installation of additional dock levelers, hoists and cranes for shipping and Laboratory use

* The installation of the items preceded by an asterisk (*) must be either completed prior to the commencement of the Term of this Lease or thereafter, pursuant to architectural plans and specifications drawn by Skidmore, Owings & Merrill prior to the commencement of the Term of this Lease. Any expansion of the Environmental Test Laboratory shall be performed by Landlord and the Annual Fixed Rent will be adjusted in accordance [unintelligible text].